MEMORANDUM OF UNDERSTANDING


     THIS MEMORANDUM, effective this 1st day of October, 1996 is entered into by and among Mitsui & Co. (U.S.A.), Inc., having its principal place of business at 200 Park Avenue, New York, NY 10166 ("MITSUI"), Foster Wheeler Environmental Corporation, having its principal place of business at 1290 Wall Street West, Lyndhurst, NJ 07071 ("FOSTER WHEELER"), and Innotek Corporation, having its principal place of business at 323 Center Street, Little Rock, AR 72201 ("INNOTEK").

     WHEREAS, INNOTEK owns the exclusive licensing rights worldwide pursuant to an agreement with Battelle Memorial Institute (BMI) to develop, market and commercialize the sludge-to-oil reactor system (STORS: Combined Patent No. 5,433,868)), nitrogen removal process (NitRem: Combined Patent No.'s 5,221,486, 5,118,447, 5,433,868),
both process technologies, and the dual-shell pressure balanced vessel (DSR: Patent No. 5,167,930), a hardware technology, for industrial and municipal water/waste water treatment and other applications, all of which are collectively referred to as "the Technologies"; and

     WHEREAS, FOSTER WHEELER has the experience and engineering capability to design, construct and operate municipal waste water facilities and other similar such facilities worldwide; and

     WHEREAS, MITSUI a multi-diversified, international company with diplomatic relationships with certain foreign governments, including but not limited to the countries of Brazil, Mexico and Peru; and

     WHEREAS, INNOTEK, FOSTER WHEELER and MITSUI are interested in entering into this Memorandum Of Understanding for the purpose of setting forth guidelines for discussion of business opportunities for the application of STORS, NitRem and the Dual-Shell Reactor for municipal waste water projects within the countries of Brazil, Mexico and Peru; and

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, it is agreed between the Parties as follows:

     1. The terms set forth in this Memorandum Of Understanding are for discussion purposes only, and are intended only to set forth the likely roles of the Parties in connection with any business ("Business") Involving the Technologies. Except as provided for under paragraph 6, none of the Parties hereto shall actually have any obligations with respect to the Technologies or otherwise by virtue of entering into this Memorandum Of Understanding, and no Party hereto shall have any such obligations unless and until it enters into a written agreement setting forth such obligations.

     2. In connection with any Business it is contemplated that INNOTEK would provide the rights to use the Technologies for projects jointly in the countries of Brazil, Mexico and Peru. In addition, INNOTEK would assist in the design of the projects in those areas relating specifically to the Technologies.

     3. In connection with any Business it is contemplated that FOSTER WHEELER would have the responsibility for the design, construction, and where agreed upon, operation of the Technologies at the identified projects, for which FOSTER WHEELER would be designated the project prime contractor.

     4. In connection with any Business it is contemplated that MITSUI would have the responsibility to gather information related to identifying specific water/waste water treatment projects or opportunities within the countries of Brazil, Mexico and Peru for application of the Technologies. Further MITSUI might seek to arrange financing and funding for such projects identified.

     5. Each Party shall be responsible for its own expenses incurred in connection with discussions or activities taken in connection with this Memorandum Of Understanding.

     6. Each Party shall maintain all proprietary information furnished by the other Parties in conjunction with this Memorandum Of Understanding in confidence and in accordance with the terms of any and all other Proprietary Information and/or Secrecy Agreements that may have been previously entered into by or between the Parties.

     In Witness Whereof, the Parties, have caused the agreement to be duly executed effective the day and year first written.

MITSUI & CO. (U.S.A.) INC.         INNOTEK CORPORATION

Signature:  /s/ Shobazo Maurayama  Signature:  /s/ Dennis Cossey
          -----------------------            --------------------

Name/Title:  Vice President &      Name/Title:  Dennis Cossey, CEO
             General Manager

Date:  October 8,1996              Date:  September 23, 1996


FOSTER WHEELER ENVIRONMENTAL CORPORATION

Signature:  /s/ Michael Fitzgerald
          -------------------------

Name/Title:  Senior Vice President,
             Michael Fitzgerald

Date:  September 30, 1996